Exhibit (d)(2)

AMENDED AND RESTATED APPENDIX A

TO THE INVESTMENT ADVISORY AND ANCILLARY SERVICES AGREEMENT BETWEEN FLEXSHARES TRUST AND NORTHERN TRUST INVESTMENTS, INC., DATED AUGUST 23, 2011

Intending to be legally bound, the undersigned hereby amend and restate Appendix A to the aforesaid Agreement to include the following investment portfolios as of October 8, 2015:

Name of Fund	Investment Advisory Fee (expressed as a percentage of each Fund’s average daily net assets)
FlexShares® Morningstar US Market Factor Tilt Index Fund	0.27%
FlexShares® Morningstar Developed Markets ex-US Factor Tilt Index Fund	0.42%
FlexShares® Morningstar Emerging Markets Factor Tilt Index Fund	0.65%
FlexShares® Quality Dividend Index Fund	0.37%
FlexShares® Quality Dividend Defensive Index Fund	0.37%
FlexShares® Quality Dividend Dynamic Index Fund	0.37%
FlexShares® International Quality Dividend Index Fund	0.47%

FlexShares® International Quality Dividend Defensive Index Fund	0.47%
FlexShares® International Quality Dividend Dynamic Index Fund	0.47%
FlexShares® Morningstar Global Upstream Natural Resources Index Fund	0.48%
FlexShares® STOXX® Global Broad Infrastructure Index Fund	0.47%
FlexShares® Global Quality Real Estate Index Fund	0.45%
FlexShares® iBoxx 3-Year Target Duration TIPS Index Fund	0.20%
FlexShares® iBoxx 5-Year Target Duration TIPS Index Fund	0.20%
FlexShares® Disciplined Duration MBS Index Fund	0.20%
FlexShares® Credit-Scored US Corporate Bond Index Fund	0.22%
FlexShares® Credit-Scored US Long Corporate Bond Index Fund	0.22%
FlexShares® US Quality Large Cap Index Fund	0.32%
FlexShares® Currency Hedged Morningstar DM ex-US Factor Tilt Index Fund	0.47%
FlexShares® Currency Hedged Morningstar EM Factor Tilt Index Fund	0.70%
FlexShares® Real Assets Allocation Index Fund	0.57%
FlexShares® Ready Access Variable Income Fund	0.25%

All signatures need not appear on the same copy of this Amended and Restated Appendix A.

FLEXSHARES TRUST
By:	/s/ Peter K. Ewing
Title:	Vice President

NORTHERN TRUST INVESTMENTS, INC.
By:	/s/ Peter K. Ewing
Title:	Senior Vice President